                                                                    EXHIBIT 99.1
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                              [QUANTA LOGO OMITTED]

                                         Media Contact:    Sabrena E. Tufts
                                                           441.294.6377

                                         Investor Contact: Jonathan J.R. Dodd
                                                           441.294.6355

            QUANTA RECEIVES A.M. BEST RATINGS DOWNGRADE NOTIFICATION

                REQUESTS WITHDRAWAL OF FINANCIAL STRENGTH RATINGS

HAMILTON, Bermuda--June 7, 2006--Quanta Capital Holdings Ltd. (NASDAQ: QNTA)
reported today that, A.M. Best, as expected, has downgraded the Company's financial strength rating, from B++ (Very Good) to B (Fair). Following today's ratings actions, A.M. Best will, at the request of the Company, withdraw the financial strength ratings of Quanta and its operating subsidiaries, excluding its syndicate in the A rated Lloyd's market.

James J. Ritchie, Quanta's Chairman, commented, "As recently reported and in conjunction with our strategic evaluation, we have ceased underwriting or seeking new business, and have placed most of our remaining specialty insurance and reinsurance lines into orderly run-off, excluding our Lloyd's and ESC operations. The A.M. Best ratings action was an expected consequence of this decision. Our Lloyd's Syndicate 4000 and ESC's environmental consulting business will continue their ongoing operations. Meanwhile, as we are beginning to implement our run-off plan, we believe that the financial strength ratings for our specialty lines provide little value, and we have therefore requested their withdrawal."

As anticipated, the A.M. Best ratings action has triggered a default under
Quanta's credit facility. There are currently no outstanding borrowings under the credit facility. The Company presently has approximately $215 million of letters of credit issued under the credit facility, which are fully secured.
These letters of credit are principally used to secure the Company's obligations to pay claims. While any default continues to exist, the Company will be, among other things, prohibited from paying any dividends to its shareholders, including the holders of its series A preferred shares. The Company will work diligently with its syndicate of lenders and its clients with respect to any default and its consequences. Additionally, the Company will work with applicable regulatory authorities to facilitate dividends from its insurance operating subsidiaries to the holding company. We anticipate that, in many cases, the paying of dividends to the holding company will require regulatory approval. Working with these regulators takes time and requires the Company to meet many conditions.

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., a Bermuda holding company, operates its Lloyd's syndicate in London and its environmental consulting business through
Environmental Strategies Consulting (ESC) in the United States. The Company is
in the process of running off its remaining business lines. The Company maintains offices in Bermuda, the United Kingdom, Ireland and the United States.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law, which reflect the
Company's current views with respect to future events and financial performance.
Statements which include the words "believes," "expects," "intends,"
"estimates," "projects," "predicts," "assumes," "anticipates," "plans," and
"seeks" and comparable terms of a future or forward-looking nature identify forward-looking statements in form for purposes of the U.S. federal securities laws or otherwise. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the
Private Securities Litigation Reform Act of 1995. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These include, but are not limited to, the Company's ability to effectively implement and manage the run-off of its business lines; unfavorable claims experience related to the run-off of the Company's business lines; the effect of a further downgrade by A.M. Best of the Company's financial strength rating, including a default under the Company's credit facility; the ability of the Company to pay dividends to the holders of the series A preferred and common shares; the
Company's analysis of its business lines and internal operations and identification of steps it should take to preserve shareholder value; the
Company's inability to attract, integrate and retain members of its management team and key employees; implementation of any changes based on the Company's analysis of its business, the run-off of its business or any strategic alternatives, which involves substantial uncertainties and risks that may result in unforeseen expenses and costs; the Company's loss estimates relating to its exposure to Hurricanes Katrina, Rita and Wilma are preliminary and the actual amount of losses may vary significantly from its estimates based on such data;
the failure to remedy any weakness found in the Company's evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002; large aggregate exposures in certain lines of business; the failure of any of the loss limitation methods; competition; other rating agency actions; uncertainties in the Company's reserving process; a change in the Company's tax status;
acceptance of the Company's products that the Company continues to offer; the availability of reinsurance or retrocessional coverage; changes in accounting policies; changes in general economic conditions; the Company's limited operating history; risks relating to reliance on program managers; the Company's inability to maintain or enter into adequate credit facilities and other factors detailed in the Company's filings with the U.S. Securities and Exchange
Commission. The Company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.